AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          NATIONAL WINE & SPIRITS, INC.

                             Adopted: June 13, 2000

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     Section 1.1. Annual Meeting. The annual meeting of the shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held each year at 9:00 a.m., on the second Tuesday in July, if such day is not a legal holiday, and if such day is a legal holiday, then on the next following business day that is not a legal holiday, or at such time and on such date as shall otherwise be fixed by the Board of Directors and specified in the notice of such meeting, or waiver of notice thereof. The failure to hold the annual meeting of the shareholders at the designated time shall not affect the validity of any corporate action or result in the dissolution of the Corporation.

     Section 1.2. Special Meetings. Special meetings of the shareholders shall be held if called by the Chairman of the Board of Directors (if any), the President, a majority of the Board of Directors, or by the written demand(s), describing the purpose or purposes of the meeting, signed, dated and delivered to the Corporation's Secretary by the holders of at least twenty-five percent (25%) of all of the votes entitled to be cast on any issue proposed to be considered at the meeting.

     Section 1.3. Place of Meetings. Meetings of shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the notice of the meeting, or waiver of notice thereof.

     Section 1.4. Notice of Meetings. Notice of the date, time and place of each annual and special shareholders' meeting, and a description of the purpose or purposes of such meeting if a special shareholders' meeting or otherwise required by the Act or the Articles of Incorporation, shall be given by the Secretary or an Assistant Secretary of the Corporation, or by the officer or other persons who called the meeting, to each shareholder of record entitled to vote at such meeting, and also to each shareholder not entitled to vote at such meeting if required by the Act or the Articles of Incorporation, no fewer than 10 nor more than 60 days before the date of the meeting. Such notice of a meeting may be communicated to a shareholder in any of the following manners:

          (a) By written notice, in person, to such shareholder;
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          (b) By  written  notice  mailed  to such  shareholder  either by first class, certified, or registered United States mail, postage prepaid, or by private carrier service, fees prepaid or billed to the Corporation; or

          (c) In such other form and manner authorized by the Act (other than oral notice).

Written notice mailed to a shareholder in accordance  with paragraph (b) of this
Section 1.4 shall be effective when mailed, if correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided in the immediately preceding sentence, written notice shall be effective at the earliest of the following: (i) when received; (ii) five (5) days after its mailing, as evidenced by the postmark or private carrier receipt, if correctly addressed to the address of such shareholder listed in the most current records of the Corporation; or (iii) on the date shown on the return receipt, if sent by registered or certified United States mail, return receipt requested, and the receipt is signed by or on behalf of such shareholder. Notice of any such meeting may be waived before or after the date and time stated in the notice by delivering a written waiver of notice to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting, either in person or by duly authorized proxy: (y) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (z) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 1.5. Addresses of Shareholders. The address of any shareholder appearing upon the records of the Corporation shall be deemed to be the same address as the latest address of such shareholder appearing on the records maintained by the transfer agent for the class of stock held by such shareholder, or by the Corporation, if the Corporation has no transfer agent.

     Section 1.6. Record Date. For the purpose of determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the Corporation may fix a date as the record date for any such determination, which record date shall not be more than 70 days before the meeting or action requiring a determination of the shareholders. If the Board of Directors fails to fix a record date as provided herein, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting shall be the close of business on the day before the first notice is delivered to the shareholders.

     Section 1.7. Voting at Meetings.

          A. Voting Rights. Except as otherwise provided by the Act or the Articles of Incorporation, each outstanding share shall be entitled to one (1) vote on each matter voted on at a shareholders' meeting, and any outstanding fractional share shall be entitled to such fraction of one (1) vote on each matter voted on at a shareholders' meeting.

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          B. Voting of Shares Owned by Other  Corporations.  Except as otherwise provided by the Act or the Articles of Incorporation, any shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the Board of Directors of such other corporation may appoint, or as the By-Laws of such other corporation may prescribe, and in the absence of such designation, by such person as may be nominated in a proxy duly executed for the purpose by the President or a Vice President, and a Secretary or an Assistant Secretary, of such other corporation.

          C. Voting of Shares Owned by Fiduciaries. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order, appointing such fiduciaries, may direct. In the absence of such direction, or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

               (a) Where shares are held jointly by three or more fiduciaries, such shares shall be voted in accordance with the will of the majority.

               (b) Where the fiduciaries, or a majority of them, cannot agree, or where they are equally divided, upon the question of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such shares as it may deem for the best interests of the beneficiaries, and such shares shall be voted in accordance with such direction.

               (c) The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

          D. Voting of Pledged Shares. Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the shareholder pledging the same until the shares shall have been transferred to the pledgee on the books of the Corporation, and thereafter they may be voted by the pledgee.

          E. Proxies. A shareholder may vote such shareholder's shares in person or by proxy appointed by a written appointment form signed by such shareholder or by such shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment of a proxy is valid for 11 months unless a shorter or longer period is expressly provided in the appointment form.

     F. Quorum; Action by Shareholders. Any action on a matter at a meeting may be taken only if a quorum exists with respect to that matter. Unless otherwise provided in the Articles of Incorporation or the Act, a majority of the votes entitled to be cast on the matter by the voting group (i.e., all shares of one or more classes or series that under the Articles of Incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of the shareholders) shall constitute a quorum of that voting group for action on the matter. Unless otherwise provided in the Articles of Incorporation or the Act, at a meeting at which a quorum is present: (i) action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action; and (ii) directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.



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          G.  Shareholders'   List.  The  Corporation  shall  prepare  and  make
available for inspection by any shareholder entitled to vote at a meeting, beginning five (5) business days before the date of the meeting and continuing through the meeting, at the Corporation's principal office or at the meeting place identified in the meeting notice, an alphabetical list of the names of all shareholders entitled to notice of the meeting, arranged by voting group (and within each voting group by class or series of shares) and specifying the address of and number of shares held by each shareholder. Such list shall be available for inspection and copying subject to and in accordance with the provisions of the Act. The refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at the meeting.

     Section 1.8. Conduct of Meetings. The President, or such other officer as shall be appointed by the President, shall preside as chairman at all meetings of the shareholders, except that the shareholders may elect from themselves a person to preside as chairman at any special meeting of the shareholders called by the shareholders. The order of business at each shareholders' meeting shall be as determined by the chairman of the meeting, except that the order of business at any meeting may be changed by the vote of a majority in voting power of those shareholders present in person or by proxy and entitled to vote at such meeting. Unless otherwise determined by the chairman of the meeting or by the shareholders as provided above, the order of business at each annual meeting of the shareholders, and so far as practical at all other meetings of the shareholders, shall be as follows:

          (a)  Proof of notice of meeting, or waiver thereof.

          (b)  Call of roll.

          (c) Reading and disposition of unapproved minutes of prior meetings of the shareholders, unless waived by the vote of a majority in voting power of those shareholders present in person or by proxy entitled to vote thereat.

          (d)  Report of Board of Directors, if any.

          (e)  Reports of officers, if any.

          (f)  Reports of committees, if any.

          (g)  Election of Directors.

          (h)  Disposition of unfinished business.

          (i)  Presentation and disposition of new business.

          (j)  Adjournment.



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     Section 1.9. Action by Unanimous  Written  Consent.  Any action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action, evidenced by one (1) or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Unless the record date has been determined pursuant to
Section 1.6, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs a consent. Such action by the shareholders by unanimous written consent shall be effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date.

     Section 1.10. Participation in Meetings by Conference Telecommunication. Any or all shareholders may participate in a shareholders' meeting by or through the use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means shall be deemed to be present in person at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.1. General Powers. Subject to any limitation set forth in the Articles of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

     Section 2.2. Number, Qualification, Election and Term of Office. At each annual meeting of the shareholders, the Directors shall be elected by a plurality of the votes cast by the holders of the shares entitled to vote in such election, and each Director so elected shall hold office for a term expiring at the next annual shareholders' meeting following his or her election and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal, or until there is a decrease in the number of Directors after the expiration of his term. The Board of Directors shall consist of a minimum of two (2) Directors and a maximum of fifteen (15) Directors, and the exact number of Directors shall be that number within such range as is fixed or changed from time-to-time by the Board of Directors; provided, however, that any decrease in the number of Directors shall not shorten any incumbent Director's term. The number of Directors as fixed in accordance with these By-Laws shall constitute the number of Directors of the Corporation unless and until such number is subsequently changed by the Board of Directors in accordance with these By-Laws. If and whenever the number of Directors is not fixed in accordance with these By-Laws, the Board of Directors of the Corporation shall consist of that number of Directors then duly elected as Directors in accordance with these By-Laws. Directors need not be residents of Indiana nor shareholders of the Corporation unless the Articles of Incorporation so require.



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     Section 2.3. Annual and Regular Meetings. The Board of Directors shall meet each year, either within or without the State of Indiana, for the purpose of the election of officers and consideration of any other business that may properly be brought before the meeting. In addition, regular meetings of the Board of Directors may be held at such time and place as may from time to time be fixed by the Board of Directors. Notice of the date, time and place of the annual meeting and each regular meeting of the Board of Directors shall be given by or at the direction of the Chairman of the Board (if any), President, Secretary or an Assistant Secretary of the Corporation to each Director at least 48 hours before the time of the meeting. Such notice shall be communicated to a Director in any of the manners set forth in Section 2.4 of these By-Laws. If the annual meeting of the Board of Directors is not held as provided herein, the election of the officers of the Corporation may be held at any subsequent regular or special meeting of the Board of Directors.

     Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors (if any) or by the President, and shall be called upon the written request of a majority of the Directors then in office. Notice of the date, time and place of each special meeting of the Board of Directors, and a description of the purpose or purposes of such meeting if required by the Articles of Incorporation, shall be given by or at the direction of the Chairman of the Board (if any), President, Secretary or an Assistant Secretary of the Corporation, or by the Directors who called the meeting, to each Director at least 48 hours before the time of the meeting. Such notice may be communicated to a Director in any of the following manners:

          (a) By oral or written notice, in person, to such Director;

          (b) By oral or written notice, by telephone, telegraph, teletype, or other form of wire or wireless communication, to such Director;

          (c) By written notice mailed to such Director either by first class, certified or registered United States mail, postage prepaid, or by private carrier service, fees prepaid or billed to the Corporation; or

          (d) In such other form and manner authorized by the Act.

Oral notice shall be effective when communicated. Written notice shall be effective as of the earliest of the following: (i) when received; (ii) five (5) days after its mailing, as evidenced by the postmark or private carrier receipt, if correctly addressed to the address of such Director listed in the most current records of the Corporation; or (iii) on the date shown on the return receipt, if sent by registered or certified United States mail, return receipt requested, and the receipt is signed by or on behalf of such Director. A Director may waive notice of such special meeting before or after the date and time stated in the notice by signing and filing with the minutes or corporate records a written waiver of such special meeting. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director, at the beginning of the meeting, or promptly upon the Director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

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     Section 2.5. Quorum;  Action by Directors.  Except as otherwise provided by the Articles of Incorporation or these By-Laws, a quorum of the Board of Directors shall be necessary for the transaction of any business. A quorum of the Board of Directors shall consist of: (i) a majority of the fixed number of Directors, if the Corporation has a fixed Board size, or (ii) a majority of the number of Directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range size Board; provided, however, that, for the purpose of filling vacancies on the Board of Directors, a majority of the Directors then in office, but in no event less than one-third (1/3) of the number of Directors determined in (i) or
(ii) above, shall constitute a quorum. If a quorum of Directors is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the Articles of Incorporation or these By-Laws provide otherwise. A Director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless: (x) the Director objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting business at the meeting; or (y) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (z) the Director delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a Director who votes in favor of the action taken.

     Section 2.6. Action By Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is approved by all members of the Board of Directors, evidenced by one (1) or more written consents describing the action taken, signed by each Director and included in the minutes or filed with the corporate records reflecting the action taken. Such action by the Board of Directors by unanimous written consent shall be effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date.

     Section 2.7. Participation in Meetings by Conference Telecommunication. Any or all Directors may participate in any annual, regular or special meeting by, or conduct a meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means shall be deemed to be present in person at the meeting.

     Section 2.8. Resignations. A Director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors (if any), or the President or Secretary of the Corporation, which resignation shall be effective when such notice is delivered, unless such notice specifies a later effective date.

     Section 2.9. Removal. A Director may be removed, with or without cause, by the shareholders of the Corporation as provided in the Articles of Incorporation only at a meeting of the shareholders called for the purpose of removing the Director, the notice of which shall state that the purpose or one of the purposes of the meeting shall be to remove the Director.



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     Section  2.10.  Vacancies.  Unless  provided  otherwise  by the Articles of
Incorporation, any vacancy occurring in the Board of Directors, caused by the removal, resignation, death or other incapacity of a Director, an increase in the number of Directors, or for any other reason, may be filled by the Board of Directors, or if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all of the Directors remaining in office.

     Section 2.11. Compensation. Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation, if any, of Directors.

     Section 2.12. Committees.

          A. Creation of Committees. The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one (1) or more members, who shall serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it must be approved by the greater of (i) a majority of all of the Directors in office when the action is taken, or (ii) the number of Directors required by the Articles of Incorporation or Section 2.5 of these By-Laws to take action under the Act.

          B. Authority of Committees. Each committee may generally exercise the authority of the Board of Directors under the Act; provided, however, that a committee may not:

               (a) authorize distributions, except that a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board of Directors;

               (b) approve or propose to shareholders any action that is required to be approved by shareholders;

               (c) fill vacancies on the Board of Directors or on any of its committees;

               (d) except to the extent permitted by paragraph (g) below of this
Section 2.12.B, amend the Corporation's Articles of Incorporation under Indiana Code Section 23-1-38-2 of the Act;

               (e) adopt, amend, repeal, or waive provisions of these By-Laws;

               (f) approve a plan of merger not requiring shareholder approval;

               (g) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take action described in this paragraph
(g) within limits prescribed by the Board of Directors; or

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               (h) take any other action which a committee  is  prohibited  from taking under the Act.

          C. Committee Meetings. Except to the extent inconsistent with the foregoing provisions of this Section 2.12 or with the resolutions of the Board of Directors creating a committee, Sections 2.3 through 2.7 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to each committee and its members as well, as if the committee constituted the full Board of Directors.

                                   ARTICLE III

                                    OFFICERS

     Section 3.1. Election, Qualification and Term of Officers. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem advisable, including, without limitation, one or more Vice Presidents, a Chairman of the Board of Directors, an Assistant Secretary, or an Assistant Treasurer. The same individual may simultaneously hold more than one office in the Corporation. The initial officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, the officers of the Corporation shall be chosen annually at the annual meeting of the Board of Directors, and each officer shall hold office until his or her successor is chosen and qualified, or until his or her earlier death, resignation, or removal. The election or appointment of an officer does not itself create contract rights.

     Section 3.2. Resignation. Any officer may resign at any time by delivering notice to the Board of Directors, the Chairman of the Board of Directors (if any), or the President or Secretary of the Corporation, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. The resignation of an officer does not affect the Corporation's contract rights, if any, with the officer.

     Section 3.3. Removal. Any officer may be removed at any time, with or without cause, by action of the Board of Directors; provided, however, that the removal of an officer does not affect such officer's contract rights, if any, with the Corporation.

     Section 3.4. Vacancies. Any vacancy in any office because of the death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, shall be filled by the Board of Directors, and the officer so elected shall hold office until his or her successor is chosen and qualified, or until his death, resignation or removal.

     Section 3.5. Chairman of the Board. The Chairman of the Board (if any) shall be chosen from among the Directors. The Chairman of the Board, if any, shall be the chief executive officer of the Corporation, shall preside at all meetings of the Board of Directors at which he is present, and shall generally perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.


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     Section 3.6. President. If and while there is no incumbent of the office of
Chairman of the Board, and during the absence or disability of the Chairman of the Board, the President shall have the duties and authority of the Chairman of the Board. Subject to the control of the Board of Directors and unless as otherwise determined by the Board of Directors, the President shall be the chief operating and administrative officer of the Corporation (and the chief executive officer, if the Corporation does not have a Chairman of the Board), shall direct and manage the business and affairs of the Corporation, and shall coordinate and supervise the work of its other officers. The President shall preside at all meetings of the shareholders at which he is present. Either personally or through other officers or employees of the Corporation, the President shall
employ,  direct,  fix  the  compensation  of,  discipline,   and  discharge  its
personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the Corporation's business. The President shall have authority to sign (either manually or in facsimile), with the Secretary or an Assistant Secretary, certificates representing shares of capital stock of the Corporation. The President shall also have authority to execute and deliver on behalf of the Corporation, singly and without any additional signature or attestation, all deeds, mortgages, assignments, contracts and other instruments when required or deemed necessary or advisable by him in the ordinary conduct of the Corporation's normal business, except where such documents are expressly required by these By-Laws, by resolution of the Board of Directors, or by law to be executed by some other or an additional officer or agent of the Corporation. The President shall, in general, have all authority incident to the office of the President and shall have such other powers and duties as may, from time to time, be conferred upon or assigned to him by the Board of Directors.

     Section 3.7. Vice Presidents. The Vice Presidents (if any) shall perform such duties as may be assigned to them, individually or collectively, by the Board of Directors or by the President. In the absence or disability of the President, one or more of the Vice Presidents may perform such duties of the President as the President or the Board of Directors may designate.

     Section 3.8. Secretary. The Secretary shall: (i) prepare or cause to be prepared the minutes of the meetings of the shareholders and the Board of Directors in books provided for such purpose and authenticate records of the Corporation; (ii) attend to the giving of all notices in accordance with the provisions of these By-Laws and as required by law; (iii) have the authority (when required) to sign with the President or a Vice President in the name of the Corporation, and/or attest the signature of either to, all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation; (iv) be the custodian of the records and the seal (if any) of the Corporation and attend to the affixing of the seal (if any) to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (v) have authority to sign (either manually or in facsimile), with the President or a Vice President, any and all certificates representing shares of capital stock of the Corporation; (vi) have charge of and maintain and keep, or supervise and control the maintenance and keeping of, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may authorize, direct or provide for; (vii) perform generally all the duties incident to the office of Secretary; and (viii) have such other powers and duties as may, from time to time, be conferred upon or assigned to him by the Board of Directors.


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

    Section 3.9. Treasurer. Unless otherwise determined by the Board of Directors or the President, the Treasurer shall be the financial officer of the Corporation. The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Corporation which come into his hands; (ii) have authority to endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and deposit the same to the credit of the Corporation in such banks or other depositories as shall be selected by the Board of Directors; (iii) receive, and give receipts and vouchers for, payments made to the Corporation from any source whatsoever; (iv) enter or cause to be entered, punctually and regularly, on the books of the Corporation, to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all monies received and paid out by, for or on account of, the Corporation; (v) render to the President and the Board of Directors, whenever required by them, an account of all of his transactions as Treasurer of the Corporation and of the financial condition of the Corporation;
(vi) perform  generally all the duties incident to the office of Treasurer;  and
(vii) have such other powers and duties as may, from time to time, be conferred upon or assigned to him by the Board of Directors or by the President. If required by the Board of Directors, the Treasurer shall give such bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors shall determine.

     Section 3.10. Assistant Secretaries. The Assistant Secretaries (if any) shall perform such duties as from time to time may be assigned to them, individually or collectively, by the Board of Directors, by the President, any Vice President, or by the Secretary. In the absence or disability of the Secretary, one or more of the Assistant Secretaries may perform such duties of the Secretary as the Secretary, the President, or the Board of Directors may designate.

     Section 3.11. Assistant Treasurers. The Assistant Treasurers (if any) shall perform such duties as from time to time may be assigned to them, individually or collectively, by the Board of Directors, by the President, by any Vice President, or by the Treasurer. In the absence or disability of the Treasurer, one or more of the Assistant Treasurers may perform such duties of the Treasurer as the Treasurer, the President, or the Board of Directors may designate.

     Section 3.12. Delegation of Authority. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, a majority of the entire Board of Directors may delegate powers or duties of such officer to any other officer or officers for such length of time as the Board may determine.

     Section 3.13. Compensation. Each officer of the Corporation shall receive such compensation, if any, for his service in such office as may be fixed from time to time by action of the Board of Directors.




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

                                   ARTICLE IV

                          SHARES AND TRANSFER OF SHARES

     Section 4.1. Consideration for Shares. The Board of Directors of the Corporation may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If a Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting, unless the Corporation is subject to the Securities Exchange Act of 1934, as amended, and complies with the proxy disclosure provisions of such Act.

     Section 4.2. Stock Certificates. Unless the Board of Directors of the Corporation authorizes the issuance of some or all shares without certificates, each holder of shares of capital stock of the Corporation shall be entitled to a certificate or certificates, which shall be in such form as the Board of Directors shall from time to time prescribe, certifying the number of shares owned by such holder in the Corporation. Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation and shall state on its face the name of the Corporation, the fact that the Corporation is organized under the laws of the State of Indiana, the name of the person to whom the shares are issued, and the number and class of shares and the designation of the series, if any, the certificate represents. If such shares are not fully paid up, the certificate shall be legibly stamped to indicate the percentage which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized on the front or back of each certificate, or alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Notwithstanding the foregoing, the Board of Directors may authorize the issue of some or all of the shares of any or all classes or series of capital stock of the Corporation without certificates in accordance with the provisions of the Act.

     Section 4.3. Record Holders. The Corporation shall be entitled to treat the person in whose name any share of stock of the Corporation, or any warrant, right or option to acquire stock of the Corporation, is registered in the records of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as may be expressly provided otherwise by law, the Articles of Incorporation, or these By-Laws. In no event shall any transferee of shares of the Corporation become a shareholder of the Corporation until express notice of the transfer shall have been received by the Corporation.

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

     Section 4.4. Transfer of Shares. Except as otherwise provided by law, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record owner thereof in person, or by his legal guardian or personal representative, or by his attorney-in-fact thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, upon payment of any and all taxes thereon and surrender to the Secretary of the Corporation of the certificate or certificates for such shares, properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer satisfactory to the Corporation. No restriction on the transfer or registration of transfer of shares of stock of the Corporation shall be enforceable against a holder or transferee of such shares who has no knowledge of such restriction, unless such restriction (i) is permitted by the Act and all other applicable laws, and (ii) is noted conspicuously on the front or back of the certificates for such shares, or is contained in the information statement required by the Act with respect to any shares issued without certificates.

     Section 4.5. Lost, Destroyed and Stolen Certificates. If any certificate for shares becomes worn, defaced, or mutilated, but is still substantially intact and recognizable, the Board of Directors, upon production and surrender thereof, shall order it cancelled and a new certificate issued in lieu of it. The holder of any shares shall immediately notify the Corporation if a certificate therefor shall be lost, stolen, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost, stolen, destroyed or mutilated beyond recognition; provided, however, that the Board of Directors may, in its discretion, require the owner of the certificate which is alleged to have been lost, stolen, destroyed or mutilated beyond recognition, or his legal representative, to (i) furnish an affidavit as to such loss, theft or destruction, (ii) give the Corporation a bond with such surety or sureties, and in such sum, as it may direct, to indemnify the Corporation and its Directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost, stolen, destroyed or mutilated certificate, and/or (iii) satisfy other reasonable requirements imposed by the Board of Directors. The Board of Directors may, however, if it so chooses, refuse to issue any such new certificate except pursuant to the order of a court having jurisdiction in such matter.

     Section 4.6. Transfer Agent. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar. Each shareholder shall be responsible for notifying in writing the transfer agent and registrar for the class of stock held by such shareholder of any changes in such shareholder's address from time to time, and the failure to do so shall relieve the Corporation, its shareholders, Directors, officers, transfer agent and registrar of any liability arising from the failure to direct notices, dividends or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

     Section 4.7. Regulations. The Board of Directors may adopt such rules and regulations as it may deem expedient, not inconsistent with the law, the Articles of Incorporation, or these By-Laws, regarding the issue, transfer, and registration or the replacement of certificates for shares of the capital stock of the Corporation.

                                    ARTICLE V

                    EXECUTION OF CONTRACTS, CHECKS AND NOTES
                 AND OTHER ACTIONS ON BEHALF OF THE CORPORATION

     Section 5.1. Execution of Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of its business shall be executed on behalf of the Corporation by any duly elected officer of the Corporation or by any other employee or agent of the Corporation expressly authorized by resolution of the Board of Directors to execute any such contracts and agreements.

     Section 5.2. Execution of Deeds, Mortgages, Notes and Non-Ordinary Contracts and Agreements. Unless otherwise required by law, all deeds, mortgages, deeds of trust, notes, assignments and other instruments made by the Corporation and all written contracts and agreements entered into by the Corporation, other than those contracts and agreements entered into in the ordinary course of its business, shall be executed on behalf of the Corporation by the President of the Corporation and, when required, attested by the Secretary or an Assistant Secretary of the Corporation; provided, however, that the Board of Directors may expressly authorize by resolution any officer, employee, or agent of the Corporation to execute any such deed, mortgage, assignment, instrument, contract or agreement on behalf of the Corporation singly and without the necessity of any additional execution or attestation by any other officer of the Corporation.

     Section 5.3. Execution and Endorsement of Checks and Drafts. Unless otherwise required by law, all checks, drafts, bills of exchange and other orders for the payment of money (other than notes) by or to the Corporation shall be executed or endorsed on behalf of the Corporation by any two of the following duly elected officers of the Corporation: President, Vice President, Treasurer or Secretary. However, the Board of Directors may expressly authorize by resolution any one or more officers or other employees of the Corporation to execute or endorse any checks, drafts, or other orders for the payment of money on behalf of the Corporation, singly and without any additional signature, endorsement or attestation by any other officer of the Corporation.

     Section 5.4. Endorsement of Stock Certificates. Unless otherwise directed by resolution of the Board of Directors, any stock certificate or certificates representing shares of stock of any corporation owned by the Corporation, including shares of the Corporation reacquired by the Corporation, shall, for the purpose of sale or transfer thereof, be endorsed on behalf of the Corporation by the President or any Vice President and, when required, attested by the Secretary or an Assistant Secretary.

     Section 5.5. Voting of Shares Owned by Corporation. Unless otherwise directed by resolution of the Board of Directors, any shares of stock of any corporation owned or controlled by the Corporation (other than shares of the Corporation) may be voted at any shareholders' meeting of such corporation by the President of the Corporation, if he is present at such meeting, or in his absence, by the Secretary of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any such shares of a corporation owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Secretary of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote such shares of a corporation owned by the Corporation in the same manner as such shares might be voted by the Corporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.1. Corporate Seal. The Board of Directors of the Corporation may designate the design and cause the Corporation to obtain and use a corporate seal. The Corporation shall not be required to have a corporate seal or to use any corporate seals it may have for any purpose whatsoever. The absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

     Section 6.2. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of April in each year and end on the last day of March in each year, unless changed by resolution of the Board of Directors of the Corporation in accordance with applicable laws.

     Section 6.3. Amendment of By-Laws. Except as otherwise provided by the Articles of Incorporation or the Act, only the Board of Directors of the Corporation may adopt, amend or repeal the By-Laws of the Corporation.

     Section 6.4. Definitions. When used in these By-Laws, the following terms shall have the meanings set forth below:

          (a) the "Corporation" shall mean National Wine & Spirits, Inc., an Indiana corporation, or any amended name as then in effect;

          (b) "Act" shall mean the Indiana Business Corporation Law, as then in effect and as amended from time to time;

          (c)   "Articles   of   Incorporation"   shall  mean  the  Articles  of
Incorporation of the Corporation as then in effect and as amended from time to time; and

          (d) "By-Laws" shall mean the By-Laws of the Corporation as then in effect and as amended from time to time.

     Section 6.5. Conflicts and Inconsistencies with the Act. These By-Laws constitute "bylaws" within the meaning of, and as subject to and governed by, the Act. In the event that any provision of these By-Laws is prohibited by any provision of the Act or is in direct conflict or inconsistent with any provision of the Articles of Incorporation, such provision of the Act or the Articles of Incorporation, as the case may be, shall be controlling, but such conflict or inconsistency shall not impair, nullify or otherwise affect the remaining terms and provisions of these By-Laws, which shall remain in full force and effect. If any provision of these By-Laws is inconsistent with, or different than, any non-mandatory provision of the Act, the provision of these By-Laws shall be controlling.

     Section 6.6. Construction of By-Laws. The headings of Articles, Sections and paragraphs in these By-Laws are for descriptive purposes only and shall not control, alter, or otherwise affect the meaning, scope or intent or any provision of these By-Laws. Except as expressly provided otherwise in these By-Laws, any reference to an Article or Section shall mean and refer to an Article or Section of these By-Laws. Except where the context of their use clearly requires a different interpretation, singular terms shall include the plural, and masculine terms shall include the feminine or neuter, and vice versa, to the extent necessary to give the defined terms or other terms used in these By-Laws their proper meanings. The locative adverbs, "herein," "hereof," "hereunder," "hereto," "hereinafter," "hereinbefore," and similar words, wherever they appear in these By-Laws, shall mean and refer to these By-Laws in their entirety and not to any specific Article, Section, or paragraph of these By-Laws, unless the context of their use clearly requires a different interpretation.

                               [ END OF BY-LAWS ]

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